UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 19, 2018
VIRCO MFG. CORPORATION
(Exact name of registrant as specified in charter)

Delaware	001-8777	95-1613718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2027 Harpers Way, Torrance, California 90501
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (310) 533-0474
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) on June 19, 2018. A total of 15,357,457 shares of common stock were entitled to vote, of which 13,906,070 shares were present in person or by proxy at the Annual Meeting. Two items of business were acted upon by the stockholders at the Annual Meeting. The final voting results for each matter submitted to a vote of stockholders at the Annual Meeting are set forth below:

1.    Stockholders elected Robert A. Virtue, the Company’s nominee for Class II director, for a term expiring at the 2021 Annual Meeting of Stockholders, with the number of votes cast for and withheld and broker non-votes set forth below:

	Votes For	Votes Withheld	Broker Non-Votes
Robert A. Virtue	10,285,639	1,202,736	2,417,696

2.    Stockholders elected Kathy Virtue Young, the Company’s nominee for Class II director, for a term expiring at the 2021 Annual Meeting of Stockholders, with the number of votes cast for and withheld and broker non-votes set forth below:

	Votes For	Votes Withheld	Broker Non-Votes
Kathy Virtue Young	10,263,522	1,224,852	2,417,696

3.    Stockholders elected Agnieszka Winkler, the Company’s nominee for Class II director, for a term expiring at the 2021 Annual Meeting of Stockholders, with the number of votes cast for and withheld and broker non-votes set forth below:

	Votes For	Votes Withheld	Broker Non-Votes
Agnieszka Winkler	10,303,180	1,185,194	2,417,696

4.     Stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2019 by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,888,542	9,645	7,883	---

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRCO MFG. CORPORATION

Date: June 20, 2018	By:	/s/ Robert A. Virtue
	Name:	Robert A. Virtue
	Title:	Chief Executive Officer and Chairman of the Board of Directors